Exhibit 99.1

For more information contact: James W. Fulmer, Vice Chairman (585) 345-6156 Francis M. Fetsko, EVP/CFO (607) 274-2037

For Immediate Release

Thursday, July 24, 2008

Tompkins Financial Corporation to Present at the Ninth Annual
Community Bank Investor Conference

ITHACA, NY, July 24, 2008 – Tompkins Financial Corporation (AMEX: TMP) a financial holding company with $2.7 billion in assets, today announced that James W. Fulmer, Vice Chairman, and Francis M. Fetsko, Executive Vice President and Chief Financial Officer, will present at the Keefe Bruyette & Woods Ninth Annual Community Bank Investor Conference on Tuesday, July 29, 2008, at the Waldorf~Astoria in New York City.

Tompkins Financial’s presentation is scheduled to begin at 2:30 p.m. A live audio web cast of the presentation will be available at the Company’s website at www.tompkinsfinancialcorp.com.

If you are unable to listen to the live presentation, an archive will be made available on the Company’s website at www.tompkinsfinancialcorp.com and at www.kbw.com for 60 days.

About Tompkins Financial Corporation

Tompkins Financial Corporation operates 45 banking offices in the New York State markets served by the Company’s subsidiary banks – Tompkins Trust Company, The Bank of Castile, and Mahopac National Bank. Through its community banking subsidiaries, the Company provides traditional banking services, and offers money management services through Tompkins Investment Services (a division of Tompkins Trust Company). The Company also offers insurance services through its Tompkins Insurance Agencies, Inc. subsidiary, an independent agency serving individuals and business clients throughout New York State. The Company offers fee-based financial planning and wealth management services through its AM&M Financial Services, Inc. subsidiary. AM&M Financial Services, Inc. is also the parent company to Ensemble Financial Services, Inc., an independent broker dealer and leading outsourcing company for financial planners and investment advisors. Each Tompkins subsidiary operates with a community focus, meeting the needs of the unique communities served.

For more information on Tompkins Financial Corporation, visit our website at www.tompkinsfinancialcorp.com.